CONTRACT FOR SALE OF BUSINESS AND ASSETS
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     This  agreement ("Agreement") is made as of June 30, 2006, between Marshall
Distributing, L.L.C., a Utah limited liability company and EMS Business Development, Inc., a California corporation (collectively "Seller"), Terry D. Nielsen ("Property Owner") and Gateway Distributors, Ltd., a Nevada corporation, ("Buyer").

                                    RECITALS

     A. The Seller is the owner and operator of a herbal and health food supplement distributing business (the 'Business Operations") with its principal business office located at 3085 West 1100 South Salt Lake City, Utah, 84104, (the "Property"). Sellers assets relating to the Business Operations are hereinafter referred to as the "Business Assets" and are described in Exhibit "A" attached hereto.

     B. Property Owner owns the Property and currently leases the Property to Seller.

     C. Seller desires to sell and Buyer desires to purchase the Business Operations and Business Assets from Seller upon the terms and conditions set forth herein.

     D. Property Owner desires to sell and Buyer desires to purchase the Property from the Property Owner upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer, Seller and Property Owner agree as follows:

     1.     Purchase and Sale.  Upon the terms and subject to the conditions set
            -----------------
forth in this Agreement, Seller and Property Owner shall sell, convey, assign, transfer and deliver to Buyer and Buyer shall purchase and acquire from Seller and Property Owner the following:

          a. The Business Operations as conducted by Seller as of June 30, 2006.

          b. The Business Assets of the Seller which are utilized in conjunction with the Business Operations as of June 30, 2006, specifically including all right, title and interest in and to the assets, personal properties, goodwill and rights as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Seller. The Business Assets shall include, without limitation, all items reflected on the Seller's June 30, 2006 balance sheet (the "Balance Sheet") a copy of which is attached hereto as Exhibit "A". The Business assets shall only include those assets of E.M.S. Business Development, Inc., which are described on Exhibit "A" attached hereto. All other assets of E.M.S. Business Development, Inc., are excluded from the Business Assets. Except as otherwise provided in this Agreement, the Business Assets shall be conveyed at the Closing (as defined below) free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim, easement, restriction or charge of any kind or nature (whether or not of record).


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          c.     The  Property  which  shall  be  free  and  clear of all liens, encumbrances and other matters of record except for items 1, 2, 3, 4 and 5 (the "Permitted Exceptions") shown on the preliminary title report ("PTR") attached hereto as Exhibit "B". Seller and Property Owner shall mutually terminate their existing lease agreement pertaining to the Property (the "Lease") at the Closing and Buyer shall incur no liability therefor or thereafter.

     2.     Purchase  Price.  The  purchase  price  for the Business Operations,
            ---------------
Business Assets and the Property (the "Purchase Price") shall be $6,000,000.00 plus Buyer's assumption of the liabilities of $1,241,301.00 as set forth in the Liabilities Undertaking attached hereto as Exhibit "C". The Purchase Price shall be allocated as follows:

               Business  Operations  and  Assets     $6,471,301.00

               Property  (Equity)                    $  770,000.00

               Assumption  of  Liabilities           $1,241,301.00

               Total  Purchase  Price                $7,241,301.00
                                                     =============

     3.     Payment  of  Purchase  Price.  The  Purchase  Price shall be paid as
            ----------------------------
follows:

          a. On or before the Closing Date, Buyer shall execute and deliver to Seller Buyer's promissory note in the sum of Five Million Two Hundred Thirty Thousand and No/100 Dollars ($5,230,000.00) (the "Operations & Assets Note") in the form attached as Exhibit "D". The Operations & Assets Note shall be secured as provided in the Security Agreement attached hereto as Exhibit "E" and the Financing Statement UCC-1 attached hereto as Exhibit "F".

          b. On or before the Closing Date, Buyer shall execute and deposit in Escrow an all inclusive installment note (the "Property Note") in the principal sum of Seven Hundred Seventy Thousand and No/100 Dollars ($770,000.00) payable to the Property Owner in the form attached hereto as Exhibit "G". The Property Note shall be secured by an all inclusive deed of trust on the Property (the "Property Deed of Trust") which shall be in the form attached hereto as Exhibit "H". On or before the Closing Date, Property Owner will deposit into Escrow, for delivery to Buyer at Closing a good and sufficient deed transferring title to the Property to Buyer.

          c. On or before the Closing Date, Buyer shall execute and deliver to Seller the Liabilities Undertaking and shall assume the liabilities as provided in this Agreement.

          d.     Seller  and  Property  Owner  covenant  and  agree  that:

               i. a portion of the Operations & Assets Note proceeds (approximately $3,786,062) will be used to pay the balance owing on the following obligations which are currently owed by the Seller and/or its affiliates to Kathleen Janssen and/or Dean Janssen (the "Janssens"): ($1,025,000 Bank of Stockton #1, $437,450 Bank of Stockton #2, $748,612 Farmers & Merchants #1, $75,000 Wells Fargo, $225,000 Kathy Janssen Personal Note #1, $525,000


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          Janssen  Personal Note #2, $750,000 Farmers & Merchants #2 to be drawn upon through transition)(hereafter collectively the "Janssen Debts"); and

               ii. the proceeds from the Property Note (approximately $770,000) will be paid to the Property Owner for the Property as provided in Paragraph 2 above and the Property Owner shall satisfy and discharge the underlying note and underlying deed of trust.

               iii. Seller and Property Owner further covenant and agree that the proceeds from the Purchase Price shall be applied as follows:

                        First to the unpaid balance of the Janssen Debts to the Janssens;
                        Second to pay the unpaid balance on the Property Note and the Property Deed of Trust ($770,000) in favor of Terry Nielsen;

                        Third,  One  Million  Dollars  to  the  Janssens;  and

                        Fourth, the remainder of the Purchase Price will be disbursed to the Seller.

          e. The parties understand and agree that Buyer has no responsibility to ensure that any proceeds of the sale due Seller or Property Owner are applied by them in the manner described in subparagraph d above and that the failure of Seller and Property Owner to apply any proceeds of sale in said manner shall not affect their obligations to the Buyer created in this Agreement.

          f. Notwithstanding the pro visions of this subparagraph 3 above, it is understood and agreed that the Janssens' Debt will continue to be serviced by Buyer throughout the Holding Period (defined below). Any accrued and unpaid interest at the end of the Holding Period will be added to the Purchase Price and to the Operations & Assets Note.

          g. Payment of the Purchase Price will be secured by the (a) Business Operations; and (b) the Business Assets and (c) 12,000,000 shares of Cal-Bay International, Inc., preferred B Stock (the "CBAY Shares") owned by Buyer's affiliate Gateway Venture Holdings, Inc. Gateway Venture Holdings, Inc. will deposit into an escrow account with Turn-Key Financial Services, Inc. ("Escrow Holder") the CBAY Shares which shall be restricted for one year and which shall be retained by Escrow Holder as part of the security for the full and timely payment of the Purchase Price. At the Closing Buyer shall provide the Escrow Holder with irrevocable instructions to pay the Purchase Price in full on or before September 1, 2007 (the "Holding Period"). Said instructions shall be approved by Gateway Venture Holdings, Inc., and shall further provide that if the Purchase Price has not been paid in full at the end of the Holding Period, the CBAY Shares shall (to the extent necessary) be sold by the Escrow Holder and the proceeds shall be used to pay the Purchase Price.

     4.     Representations,  Warranties  and  Covenants of Seller.  In order to
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induce  Buyer  to  enter  into  this  Agreement, Seller represents, warrants and covenants  to  Buyer  that:


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          a.     Marshall  Distributing, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Utah, and is qualified and licensed to do business as it is now being conducted.

          b. EMS Business Development, Inc., is a California corporation, validly existing and in good standing under the laws of the State of California and is qualified and licensed to do business as it is now being conducted.

          c. The Seller has good and marketable title to the Business Assets free and clear of all mortgages, pledges, charges, security interests, encumbrances and any other liens of any nature whatsoever except as described herein and/or shown on the Balance Sheet.

          d. The Property Owner has and shall deliver good and marketable title to the Property except or the Permitted Exceptions shown on the PTR.

          e. Upon execution of this Agreement by all parties this Agreement shall be a valid and binding Agreement of Seller except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights.

          f. There are no suits or claims relating to the Seller, the Property Owner, the Business Operations, the Business Assets, or the Property which are currently pending against Seller, or the Property Owner which have been threatened or asserted against Seller or the Property Owner.

          g. Except as disclosed pursuant to this Agreement, there are no liabilities (whether absolute or contingent, liquidated or unliquidated, due or to become due) relating to the Seller or the Property, nor has any condition existed or event occurred which could reasonably be expected to give rise to such liability.

          h. This Agreement contains the entire agreement and understanding of the parties and there are no other representations, warranties or promises upon which the parties rely, each of the parties hereto having performed his or its own due diligence in investigating the transactions described herein. Buyer further acknowledges and agrees that (i) except and only as expressly set forth in this Agreement, it has not relied on any representations warranties or covenants of either Seller, Property Owner or anyone acting for or on behalf of Seller or Property Owner; and (ii) Buyer shall purchase the Business Operations, Business Assets and Property based on its own independent inspection and examination thereof.

     5.     Representations,  Warranties  and  Covenants  of Buyer.  In order to
            ------------------------------------------------------
induce Seller and Property Owner to enter into this Agreement, Buyer represents, warrants and covenants to Seller and Property Owner that:

          a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified and licensed to do business as it is now being conducted.


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
          b. The Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Boards of Directors of the Buyer have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

          c. Upon execution of this Agreement by all parties this Agreement shall be a valid and binding legal obligation of the Buyer enforceable against it in accordance with its terms.

          d. Buyer is the sole owner of the CBAY Shares, free and clear of any liens or encumbrances save and except the restrictions imposed on all preferred B shares issued by CBAY.

          e. Buyer and any entity or person that owns or controls Buyer are not bankrupt or insolvent under any applicable Federal state standard, have not filed for protection or relief under any applicable bankruptcy or creditor protection statute and have not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

          f. Neither this Agreement, nor any of the Exhibits hereto, nor any document, certificate, or statement referred to herein or furnished to the Seller by Buyer in connection with the transaction contemplated herein (whether delivered prior to, simultaneously with, or subsequent to the execution of this Agreement) contains any untrue statement of material fact, or, to the best of Buyer's knowledge, omits to state a material fact in any way concerning the Buyer or the transaction contemplated hereby.

          g. This Agreement contains the entire agreement and understanding of the parties and there are no other representations, warranties, or promises upon which the parties rely, each of the parties hereto having performed his or its own due diligence in investigating the transactions described herein. Seller and Property Owner further acknowledge and agree that (i) except and only as expressly set forth in this Agreement, they have not relied on any representations, warranties or covenants of Buyer or anyone acting for or on behalf of Buyer; and (ii) Seller and Property Owner shall sell the Business Operations, Business Assets and Property based on their own independent inspection and examination thereof.

          h. Purchaser covenants and agrees that during the period from the Closing and continuing through the end of the Holding Period that:

               i. Buyer shall continue to manage and operate the Seller's Business Operations in accordance with Seller's current practices and that Buyer shall make no change in Seller's current management, personnel, practices or policies regarding the Business Operations unless it receives the Seller's prior written consent thereto.

               ii. Buyer shall pay its employees all wages, salaries and benefits of any kind, including without limitation, vacation accruing to such employees in a


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
          timely manner and the Seller shall have no duty or obligation to pay any salary, benefits, or other compensation to Buyer's employees for the time period following the Closing.

               iii. Buyer shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Business Assets; the assets acquired as a result of the Business Operations following the Closing; or any interest therein except (a) for inventory in the ordinary course of the Business Operations; or (b) if the Seller consents thereto in writing.

               iv. Buyer shall not terminate, modify, extend, amend or assign any lease or contract or enter into any new lease or contract without the prior written consent of the Seller except that the consent of Seller shall not be necessary for new contracts which are entered into in the ordinary course of business.

               v. Buyer shall maintain in full force and effect, the same insurance coverages currently maintained by Seller in conjunction with its Business Operations.

               vi. Upon prior notice and at reasonable times Seller shall have access to the Property and the Business Assets to inspect the same to and assure that Buyer is complying with the requirements of this Agreement.

               vii. Buyer acknowledges and agrees that a monthly review of the Business Operations, Business Assets and the Property are contemplated by the Seller and Seller shall be provided access to the Property, Business Assets and Buyer's business records during normal business hours for such purposes, upon reasonable advance notice.

     6.     Conditions  Precedent  to  Buyer's  Obligation  to  Close.  Buyer's
            ---------------------------------------------------------
obligation to purchase the Business Operations, Business Assets and Property and to take the other actions required to be taken by Buyer on or before the Closing is subject to the satisfaction or waiver by Buyer of each of the following conditions on or before the Closing Date:

          a. Each of Seller's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

          b. Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

          c. Any consents required to sell assign and transfer the Business Operations, Business Assets and the Property to Buyer shall have been obtained and shall be in full force and effect.

          d. Seller shall have caused the following documents to be delivered (or tendered subject only to Closing) to Buyer:


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
               i. A copy of each of the Seller's articles of organization and all amendments thereto.

               ii. Certificates or other documents dated as of a date not earlier than the thirty business days prior to the Closing confirming the good standing of Marshall Distributing, LLC in the State of Utah and EMS Business Development, Inc., in the State of California.

               iii. An Assignment and Bill of Sale in the form attached hereto as Exhibit "I".

               iv. A termination of the Lease executed by both Seller and the Property Owner.

               v. Escrow Holder's commitment to issue Title insurance insuring that fee title to the Property is held by Buyer free and clear of all easements, liens, encumbrances, covenants and/or restrictions, except the Permitted Exceptions.

               vi. A good and sufficient deed conveying the Property to the Buyer.

     7.     Conditions  Precedent  to  Seller's  Obligation  to Close.  Seller's
            ---------------------------------------------------------
obligations to sell the Business Operations, Business Assets and the Property and to take the other actions to be taken by Seller on or before the Closing are subject to the satisfaction or waiver by Seller of each of the following conditions on or before the Close of Escrow:

          a. Each of Buyer's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

          b. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

          c. Buyer shall cause each of the following documents to be duly executed and delivered to Seller on or before the Close of Escrow:

               i.     Operations  &  Assets  Note;

               ii.    Security  Agreement;

               iii.   Financing  Statement;

               iv.    Property  Note;

               v.     Property  Deed  of  Trust;  and

               vi.    Liability  Undertaking.

          d. Buyer shall have deposited the CBAY Shares with Escrow Holder and the duly executed irrevocable escrow instruction as provided in paragraph 3e above.


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     8.     Termination.  Buyer  acknowledges  that  each  of  Buyer's
            -----------
representations, warranties and covenants set forth in paragraph 5 above are material to the Seller entering into this Agreement. In the event that Buyer shall breach any representation, warranty and/or covenant in paragraph 5 or should Buyer be in default of any of its obligations under this Agreement, then Seller and/or Property Owner shall give Buyer notice of the breach and/or default in writing and said notice shall be sent to the Buyer via certified mail at the address shown below. The notice will describe with reasonable detail the nature of the breach and/or default. The Buyer shall then have 20 days after the postmark on the envelope containing the notice within which to cure and correct the alleged default. If the default has not been cured at the expiration of the 20th day, then:

          a. Seller may, if Seller so elects, give written notice to Buyer of its election to terminate this Agreement and except as otherwise provided in this Agreement, the Agreement will thereupon terminate and be of no further force or effect;

          b. Escrow Holder shall liquidate sufficient CBAY Shares held in the escrow account and shall pay to the Seller (on behalf of Buyer) the sum of $200,000.00 in consideration for the Seller having entered into this Agreement and having removed the business from the market place;

          c. The Business Operations shall be immediately turned over to Seller;

          d. All Business Assets as well as any additional assets acquired as a result of the Business Operations conducted after the Closing shall thereupon be deemed assigned to the Seller and possession thereof shall immediately be returned to Seller;

          e. Possession and title to the Property shall immediately be reconveyed to the Property Owner. Title to the Property, shall be free and clear of all matters of record, save and except those matters of record at the Closing; and.

          f. If termination occurs pursuant to this paragraph 8, the parties will cooperate to return the Business Operations and Business Assets to the Seller and the Property to Property Owner.

     9.     Indemnity  Agreement.  Other than the Seller's liabilities expressly
            --------------------
assumed by Buyer as provided herein, Seller shall indemnify and hold Buyer harmless from any and all liabilities, obligations and claims arising out of or relating to: a) the Business Operations conducted by the Seller prior to the Closing; or b) the ownership or operation of the Business Assets by Seller prior to the Closing; or c) the use and/or ownership of the Property by the Seller and/or Property Owner prior to the Closing.

     10.     Buyer's Indemnity Agreement.  Other than the Seller's obligation to
             ---------------------------
discharge the Janssen's Debt and the Property Note and Property Deed of Trust as provided in paragraph 3d above, Buyer shall indemnify and hold Seller and Property Owner harmless from any and all liabilities, obligations and claims arising out of or relating to: a) the Business Operations conducted by the Buyer after the Closing; or b) the ownership or operation of the Business Assets by Buyer after the Closing; or c) the use and/or ownership of the Property by the Buyer after the Closing.


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
     11.     Compliance  With  Bulk  Sales Law.  Buyer and Seller each waive the
             ---------------------------------
requirement, if any, to publish, record or otherwise prove any notices of this transaction to Seller's creditors or other third parties. The parties have agreed that since the balance of the Purchase Price is payable at the end of the Holding Period that any such notice need not be given as part of this purchase and sale.

     12.     As  Is  Condition.
             -----------------

          a. Buyer hereby acknowledges and agrees that except and only as expressly set forth in this Agreement, neither Seller, Property Owner nor anyone acting for or on behalf of Seller or Property Owner has made any representations, warranties or promises whatsoever to Buyer concerning (i) The Business Operations, Business Assets and/or the Property or any part thereof (including, without limitation, the presence or absence of any Hazardous Materials as defined by any environmental statutes or regulations); (ii) the feasibility, desirability or suitability of Business Operations, Business Assets and/or the Property or any part thereof for Buyer's intended use or for any other particular use or purpose; (iii) the compliance or non-compliance of Business Operations, Business Assets and/or the Property or any part thereof with any applicable laws, rules or regulations, including, without limitation, licenses, use permits, building codes, fire and safety codes; (iv) the accuracy or completeness of any business records, returns or reports provided by Seller to Buyer.

          b. Buyer further acknowledges and agrees that (i) except and only as expressly set forth in this Agreement, it has not relied on any representations, warranties or covenants of either Seller, Property Owner or anyone acting for or on behalf of Seller or Property Owner; (ii) all of the matters set forth in 12a above, or otherwise concerning Business Operations, Business Assets and/or the Property have been independently reviewed and verified by Buyer to its full satisfaction; (iii) Buyer shall purchase the Business Operations, Business Assets and Property based on its own independent inspection and examination thereof; and (iv) Buyer shall purchase the Business Operations, Business Assets and the Property in their "AS-IS" condition as they exist on the Close of Escrow.

     13.     Time and Place of Closing.  The sale and purchase shall close on or
             -------------------------
before August 9, 2006 at 5:00 p.m. at 3085 West Directors Row, Salt Lake City Utah, 84104 (the "Closing" and/or the "Close of Escrow").

     14.     General  Provisions.  The  General  Provisions  are  as  follows:
             -------------------

          a. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein.

          b. Any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as Buyer determines.

          c. All notices, consents, waivers and other communications required or permitted by this Agreement (excepting a notice of breach and/or default which shall be given as provided in Section 8) shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (ii) sent by facsimile or email with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or email addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, email address or person as a party may designate by notice to the other parties):

     SELLER:            Marshall Distributing, LLC
                        Attention:  Jamie Plante
                        3085 West Directors Row
                        Salt Lake City, UT  84104
                        Phone No:  (801) 973-8855
                        Fax No:  (801) 973-8881
                        Email Address: jamie@marshalldc.com
                                       --------------------

     And                EMS Business Development, Inc.
                        Attention:  Kathleen L. Janssen
                        2771 E. French Camp Road
                        Manteca, CA  95336
                        Phone No:  (209) 982-5691
                        Fax No:  (209) 982-1443
                        Email Address:  KLJ@Lagorio.com
                                        ---------------

     BUYER              Gateway Distributors, Ltd.
                        2555 East Washburn Road
                        Las Vegas, NV  89081
                        Phone No:  (702) 317-2400
                        Fax No: (702) 312-3590
                        Email Address: rab@rightsolution.com
                                       ---------------------
                        and            flo@rightsolution.com
                                       ---------------------

          d. Notwithstanding the fact that the Business Operations are primarily conducted in Utah, the Buyer and Seller hereby agree that any proceeding arising out of or relating to this Agreement or any transaction contemplated herein shall be brought in the courts of the State of Nevada and each of the parties irrevocable submits to the exclusive jurisdiction of such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect to the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement or any transaction contemplated herein in any other court. The parties further agree that with the sole exception of the injunctive relief contemplated in paragraph e below; the enforcement of any security interest granted to Seller pursuant to this Agreement; or an action for Possession of the Property, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in Las Vegas, Nevada, by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts located in the State of Nevada for this purpose.

          e. Buyer, Seller and Property Owner acknowledge and agree that each of them would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any of them could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which they may be entitled, at law or in equity, each of them, Seller, Property Owner and/or Buyer shall be entitled to enforce any provisions of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement.

          f. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

          g. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

          h. No party may assign any of its rights or delegate any of its obligation under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respect upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this paragraph.

          i. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          j. The headings of any Articles, Sections or Paragraphs in this Agreement are provided for the convenience only and will not affect its construction or interpretation.

          k. This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principals that would require the application of any other law.

          l. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signature of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER:                                      BUYER:


Marshall  Distributing,  L.L.C.              Gateway  Distributors,  Ltd.
a  Utah  limited  liability  company         a  Nevada  corporation

By:                                          By:
   ---------------------------------            --------------------------------


By:
   ---------------------------------
EMS  Business  Development,  Inc.
a  California  corporation

By:
   ---------------------------------
   Kathleen  L.  Janssen,  President

By:
   ---------------------------------
   Dean  Janssen,  Secretary


                                     CONSENT
                                     -------

     Gateway Venture Holdings, Inc., a wholly owned subsidiary of Gateway Distributors, Ltd. and owner of the CBAY Shares described in the foregoing Agreement, hereby consents and agrees and to all of the terms and conditions in said Agreement, specifically including, but not limited to those applicable to the CBAY Shares as set forth therein.

                                        Gateway Venture Holdings,  Inc.


                                        By:
                                           -------------------------------------

                                              Its:
                                                  ------------------------------

                                  JUNE 30, 2006

                                  BALANCE SHEET

                   ASSETS AND LIABILITIES AS OF JUNE 30, 2006

                                 TO BE ATTACHED




                                  Exhibit "A"

                            PRELIMINARY TITLE REPORT


                                   (ATTACHED)




                                  Exhibit "B"

                              LIABILITY UNDERTAKING


                                   (ATTACHED)

                                  Exhibit "C"


                            OPERATIONS & ASSETS NOTE


                                   (ATTACHED)




                                  Exhibit "D"

                               SECURITY AGREEMENT


                                   (ATTACHED)




                                  Exhibit "E"

                              FINANCING STATEMENT

                                      UCC-1


                                   (ATTACHED)




                                  Exhibit "F"

                                  PROPERTY NOTE


                                   (ATTACHED)




                                  Exhibit "G"

                             PROPERTY DEED OF TRUST


                                   (ATTACHED)




                                  Exhibit "H"

                                   ASSIGNMENT

                                      AND

                                  BILL OF SALE


                                   (ATTACHED)




                                  Exhibit "I"